EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Energous Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Cesar Johnston, Executive Vice President of Engineering, Chief Operating Officer and an officer of the Office of the Chief Executive Officer of the Company, Neeraj Sahejpal, Senior Vice President of Marketing and Strategy and an officer of the Office of the Chief Executive Officer of the Company, and Brian Sereda, Senior Vice President, Chief Financial Officer and an officer of the Office of the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

A signed original of this written statement required by Section 906 has been provided to Energous Corporation and will be retained by Energous Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Cesar Johnston		/s/ Neeraj Sahejpal
Name:	Cesar Johnston	Name:	Neeraj Sahejpal
Title:	Executive Vice President of Engineering, Chief Operating Officer and an officer of the Office of the Chief Executive Officer	Title:	Senior Vice President of Marketing and Strategy and an officer of the Office of the Chief Executive Officer
Date:	May 17, 2021	Date:	May 17, 2021

/s/ Brian Sereda
Name:	Brian Sereda
Title:	Senior Vice President, Chief Financial Officer and an officer of the Office of the Chief Executive Officer
Date:	May 17, 2021